Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$2,398,448
Unrealized Gain (Loss) on Market Value of Futures	6,294,410
Dividend Income	2,732
Interest Income	47,309
ETF Transaction Fees	700
Total Income (Loss)	$8,743,599

Expenses
General Partner Management Fees	$30,985
Professional Fees	4,472
Brokerage Commissions	6,481
Non-interested Directors' Fees and Expenses	441
Prepaid Insurance Expense	278
NYMEX License Fee	775
SEC & FINRA Registration Expense	3,945
Total Expenses	47,377
Expense Waiver	(8,646)
Net Expenses	$38,731
Net Income (Loss)	$8,704,868

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/17	$64,402,568
Additions (400,000 Shares)	11,367,560
Withdrawals (100,000 Shares)	(2,648,245)
Net Income (Loss)	8,704,868

Net Asset Value End of Month	$81,826,751
Net Asset Value Per Share (2,650,000 Shares)	$30.88

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612